Exhibit 99

Manning & Napier, Inc. Reports Third Quarter 2013 Earnings Results

FAIRPORT, NY, October 30, 2013—Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today reported 2013 third quarter results for the period ended September 30, 2013.

Summary Highlights

•	Third quarter economic income and economic net income, non-GAAP measures, were $43.3 million and $26.7 million, or $0.30 per adjusted share

•	Assets under management (“AUM”) at September 30, 2013 was $49.1 billion, compared with $46.3 billion at June 30, 2013

•	Revenue for the third quarter increased 11% year-over-year and increased 2% sequentially to $94.6 million

•	Manning & Napier Group, LLC distributed to its members $31.3 million in cash for the quarter and $94.0 million year-to-date, resulting in a $0.16 per share third quarter dividend

•	A fourth distribution of $46.3 million in cash was recently announced for 2013, which will result in a $0.24 per share dividend for Class A shareholders

Patrick Cunningham, Manning & Napier’s Chief Executive Officer, commented, “During the quarter, our fundamental and active investment process has delivered strong returns for our clients. This was driven by adhering to our time-tested stock selection strategies, our absolute return valuation disciplines and our benchmark agnostic approach. In a slow growth global economy, we believe that having investment flexibility is critical to success. That flexibility is the hallmark of the way we manage client risk to ultimately meet our clients’ and shareholders’ objectives.”

Third Quarter 2013 Financial Review

Manning & Napier reported third quarter 2013 revenue of $94.6 million, an increase of 11% from revenue of $85.4 million reported in the third quarter of 2012, and an increase of 2% from revenue of $93.0 million reported in the second quarter of 2013. The changes in revenue resulted primarily from increases in average AUM. Average AUM for the quarter was $48.0 billion, an 11% increase from $43.2 billion in the third quarter 2012 and slightly higher when compared to the $47.8 billion for the second quarter of 2013. Revenue as a percentage of average AUM was 0.78% for the third quarter of 2013 compared with 0.79% for the third quarter of 2012 and 0.78% for the second quarter of 2013.

Operating expenses were $70.1 million, or $51.9 million, excluding non-cash reorganization-related share-based compensation of $18.2 million. The $51.9 million is an increase of $5.4 million in operating expenses compared with the third quarter of 2012, and an increase of $3.1 million in operating expenses compared with the second quarter of 2013. The expense increase in the current quarter compared to both the third quarter of 2012 and to the second quarter of 2013 was due primarily to higher incentive compensation costs resulting from strong absolute investment performance in the current quarter, coupled with increases in asset-based costs associated with our fund and collective products including sub-transfer agent fees and 12b-1 fees consistent with increases in mutual fund and collective investment trust AUM.

Generally Accepted Accounting Principles (“GAAP”)-based operating income was $24.5 million. Operating income, excluding non-cash reorganization-related share-based compensation, was $42.8 million for the quarter, an increase of $3.8 million over the third quarter of 2012 and a decrease of $1.4 million from the second quarter of 2013. Operating margin, excluding non-cash reorganization-related share-based compensation expense, was 45% for the third quarter of 2013, compared with 46% for the third quarter of 2012 and 48% for the second quarter of 2013.

The Company uses economic income and economic net income to provide greater clarity regarding the cash earnings of the business by removing non-cash reorganization-related share-based compensation charges, as defined in the Non-GAAP Financial Measures section below. On this basis, Manning & Napier reported third quarter 2013 economic income of $43.3 million compared with $39.6 million in the third quarter of 2012 and $44.0 million in the second quarter of 2013. Also for the third quarter of 2013, economic net income was $26.7 million, or $0.30 per adjusted share, compared with $24.4 million, or $0.27 per adjusted share, in the third quarter of 2012 and $27.2 million, or $0.30 per adjusted share, in the second quarter of 2013.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the third quarter was $22.8 million compared with net income of $21.1 million in the third quarter of 2012 and net income of $18.6 million in the second quarter of 2013. GAAP net income attributable to the common shareholders for the third quarter of $1.3 million, or $0.10 per basic and diluted share, reflects the public ownership of the Company’s subsidiary, Manning & Napier Group, LLC. The remaining ownership interest is attributed to the other members of Manning & Napier Group, LLC.

Nine-months ended September 30, 2013 Financial Review

Manning & Napier reported 2013 year-to-date revenue of $277.9 million, an increase of 10% from revenue of $251.9 million reported in 2012. The increase in 2013 was consistent with changes in average AUM, which increased by 11% over the prior year. Revenue as a percentage of average AUM remained consistent with the prior year at 0.78%.

Operating expenses were $213.8 million, or $151.1 million, excluding non-cash reorganization-related share-based compensation of $62.8 million. The $151.1 million represents an increase of $15.1 million from 2012, due to increases in asset-based costs associated with our fund and collective products including sub-transfer agent fees and 12b-1 fees, coupled with higher incentive compensation costs resulting from the strong absolute and relative investment performance for the nine-months ended September 30, 2013 compared to the prior year. GAAP-based operating income was $64.0 million for the year, and $126.8 million of operating income after excluding non-cash reorganization-related share-based compensation charges. The $126.8 million represents a $10.8 million increase over 2012. Operating margin for 2013 year-to-date, excluding non-cash reorganization-related share-based compensation expense, remained consistent with the prior year at 46%.

Manning & Napier reported 2013 year-to-date economic income of $127.4 million, compared with $116.4 million in 2012. Also for the nine-months ended September 30, 2013, economic net income was $78.7 million, or $0.88 per adjusted share, compared with $71.9 million, or $0.80 per adjusted share in 2012.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the nine-months ended September 30, 2013 was $57.8 million, compared with net income of $64.9 million in 2012. The decrease in the 2013 net income is mainly attributed to an increase in non-cash reorganization-related share-based compensation of $17.8 million when compared to 2012. GAAP net income attributable to the common shareholders for the nine-months ended September 30, 2013 was $1.9 million, or $0.14 per basic and diluted share.

Assets Under Management

As of September 30, 2013, AUM was $49.1 billion, an increase of 6% from the $46.3 billion as of June 30, 2013 and an increase of 11% from the $44.3 billion as of September 30, 2012. As of September 30, 2013, the composition of the Company’s AUM was 53% in separate accounts and 47% in mutual funds and collective investment trusts, which is generally consistent with the composition of 54% and 55% in separate accounts and 46% and 45% in mutual funds and collective investment trusts as of June 30, 2013 and September 30, 2012, respectively.

Since June 30, 2013, AUM increased by $2.8 billion, including increases of 4% in separate accounts and 8% in mutual fund collective investment trust AUM. The $2.8 billion increase in AUM from June 30, 2013 to September 30, 2013 was attributable to market appreciation of $3.2 billion offset by net client outflows of $0.4 billion. As it relates to the Company’s separate accounts, outflows were mainly due to withdrawals from existing clients. The annualized separate account retention rate is 93% for 2013 compared to the 2012 full year retention rate of 95%.

When compared to September 30, 2012, AUM increased by $4.8 billion from $44.3 billion, including an increase of $1.5 billion, or 6%, in separate account AUM and an increase of $3.3 billion, or 17%, in mutual fund and collective investment trust AUM.

Balance Sheet Review

As of September 30, 2013, cash and cash equivalents was $126.3 million, compared with $126.1 million as of June 30, 2013.

Conference Call

Manning & Napier will host a conference call to discuss its 2013 third quarter earnings results on Thursday, October 31, 2013, at 8:00 a.m. ET. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 77105848. A live webcast will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through November 7, 2013. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering the ID# 77105848. A webcast replay will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

Expense Classification Changes

As described in our press release on May 1, 2013, this earnings release reflects the change in presentation of 12b-1 distribution and servicing fees and sub-custodian fees from other operating expenses to distribution, servicing and custody expenses. The Company changed its presentation to more appropriately reflect the nature of these as distribution and asset-based. This reclassification had no impact on previously reported total operating expenses, net income or financial position and does not represent a restatement of any previously published financial results.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses economic income, economic net income and economic net income per adjusted share as financial measures to evaluate the profitability and efficiency of the Company’s business model. Economic income, economic net income and economic net income per adjusted share are not presented in accordance with GAAP.

Economic income excludes from income before provision for income taxes the reorganization-related share-based compensation, which results in non-cash compensation expense reported over the vesting period. Upon the consummation of the initial public offering, the vesting terms related to the ownership of its employees were modified, including the Company’s named executive officers, other than William Manning. Such individuals were entitled to 15% of their pre-IPO ownership interests upon the consummation of the offering, and 15% of their pre-IPO ownership interests over the subsequent three years. The remaining ownership interests are subject to performance-based vesting over such three-year period. Such vesting terms will not result in an increase to the number of outstanding shares of the Company’s Class A common stock or the adjusted share count. As a result of such vesting requirements, the Company will recognize non-cash compensation charges through 2014.

Economic net income is a non-GAAP measure of after-tax operating performance and equals the Company’s economic income less adjusted income taxes. Adjusted income taxes are estimated assuming the exchange of all outstanding units of Manning & Napier Group, LLC into Class A common stock on a one-to-one basis. Therefore, all income of Manning & Napier Group, LLC allocated to the units of Manning & Napier Group, LLC is treated as if it were allocated to Manning & Napier and represents an estimate of income tax expense at an effective rate of 38.25% on economic income for each respective period, reflecting assumed federal, state and local income taxes. Economic net income per adjusted share is equal to economic net income divided by the total number of adjusted Class A common shares outstanding. The number of adjusted Class A common shares outstanding for all periods presented is determined by assuming the weighted average exchangeable units of Manning & Napier Group, LLC and unvested Restricted Stock Units (RSUs) are converted into the Company’s outstanding Class A common stock as of the respective reporting date, on a one-to-one basis. The Company’s management uses economic net income, among other financial data, to determine the earnings available to distribute as dividends to holders of its Class A common stock and to the holders of the units of Manning & Napier Group, LLC.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity and fixed income portfolios as well as a range of blended asset portfolios, such as life cycle funds, that use a mix of stocks and bonds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 509 employees as of September 30, 2013.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations:

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Public Relations:

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Source Manning & Napier

Manning & Napier, Inc.

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues
Investment management services revenue	$94,647	$92,973	$85,382	$277,876	$251,925
Expenses
Compensation and related costs	44,935	47,321	40,922	140,739	115,224
Distribution, servicing and custody expenses	17,459	16,495	14,612	49,869	42,964
Other operating costs	7,706	7,750	8,174	23,235	22,776

Total operating expenses	70,100	71,566	63,708	213,843	180,964

Operating income	24,547	21,407	21,674	64,033	70,961
Non-operating income (loss)
Non-operating income (loss), net	468	(230)	610	548	392
Income before provision for income taxes	25,015	21,177	22,284	64,581	71,353
Provision for income taxes	2,222	2,580	1,220	6,799	6,409

Net income attributable to the controlling and the noncontrolling interests	22,793	18,597	21,064	57,782	64,944
Less: net income attributable to the noncontrolling interests	21,479	18,337	19,410	55,864	62,223

Net income attributable to Manning & Napier, Inc.	$1,314	$260	$1,654	$1,918	$2,721

Net income per share available to Class A common stock
Basic	$0.10	$0.02	$0.12	$0.14	$0.20

Diluted	$0.10	$0.02	$0.12	$0.14	$0.20

Weighted average shares of Class A common stock outstanding
Basic	13,634,246	13,618,193	13,583,873	13,612,289	13,583,873

Diluted	13,690,641	13,718,182	13,583,873	13,673,499	13,583,873

Manning & Napier, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(in thousands, except share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income attributable to Manning & Napier, Inc.	$1,314	$260	$1,654	$1,918	$2,721
Plus: net income attributable to the noncontrolling interests	21,479	18,337	19,410	55,864	62,223

Net income attributable to the controlling and the noncontrolling interests	22,793	18,597	21,064	57,782	64,944
Provision for income taxes	2,222	2,580	1,220	6,799	6,409

Income before provision for income taxes	25,015	21,177	22,284	64,581	71,353
Reorganization-related share-based compensation	18,237	22,816	17,290	62,793	45,036

Economic income	43,252	43,993	39,574	127,374	116,389
Adjusted income taxes	16,545	16,827	15,137	48,721	44,519

Economic net income	$26,707	$27,166	$24,437	$78,653	$71,870

Reconciliation of non-GAAP per share financial measures:
Net income available to Class A common stock per basic share	$0.10	$0.02	$0.12	$0.14	$0.20
Plus: net income attributable to the noncontrolling interests per basic share	1.57	1.34	1.43	4.11	4.58

Net income attributable to the controlling and the noncontrolling interests per basic share	1.67	1.36	1.55	4.25	4.78
Provision for income taxes per basic share	0.16	0.19	0.09	0.50	0.47

Income before provision for income taxes per basic share	1.83	1.55	1.64	4.75	5.25
Reorganization-related share-based compensation per basic share	1.34	1.68	1.27	4.61	3.32

Economic income per basic share	3.17	3.23	2.91	9.36	8.57
Adjusted income taxes per basic share	1.21	1.24	1.11	3.58	3.28

Economic net income per basic share	1.96	1.99	1.80	5.78	5.29
Less: Impact of Manning & Napier Group, LLC units and unvested restricted stock units converted to publicly traded shares	(1.66)	(1.69)	(1.53)	(4.90)	(4.49)

Economic net income per adjusted share	$0.30	$0.30	$0.27	$0.88	$0.80

Weighted average shares of Class A common stock outstanding—Basic	13,634,246	13,618,193	13,583,873	13,612,289	13,583,873
Weighted average exchangeable units of Manning & Napier Group, LLC	75,861,023	75,873,923	76,400,000	76,037,530	76,400,000
Weighted average Restricted Stock Units (RSUs)	416,917	284,053	—	235,184	—

Weighted average adjusted Class A common stock outstanding	89,912,186	89,776,169	89,983,873	89,885,003	89,983,873

Manning & Napier, Inc.

Assets Under Management (“AUM”)

(in millions)

(unaudited)

For the three-months ended:	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total
As of June 30, 2013	$24,791.5	$21,526.2	$46,317.7	$21,723.4	$23,405.4	$1,188.9	$46,317.7
Gross client inflows	484.9	1,414.8	1,899.7	1,093.9	791.0	14.8	1,899.7
Gross client outflows	(1,036.5)	(1,271.8)	(2,308.3)	(1,026.4)	(1,202.2)	(79.7)	(2,308.3)
Market appreciation (depreciation)	1,583.7	1,622.1	3,205.8	1,053.2	2,142.5	10.1	3,205.8

As of September 30, 2013	$25,823.6	$23,291.3	$49,114.9	$22,844.1	$25,136.7	$1,134.1	$49,114.9
Average AUM for period	$25,362.0	$22,634.3	$47,996.3	$22,374.6	$24,466.3	$1,155.4	$47,996.3
As of March 31, 2013	$26,231.2	$21,849.2	$48,080.4	$21,908.6	$24,933.6	$1,238.2	$48,080.4
Gross client inflows	474.8	1,401.5	1,876.3	989.5	840.4	46.4	1,876.3
Gross client outflows	(1,808.1)	(1,505.0)	(3,313.1)	(960.3)	(2,282.0)	(70.8)	(3,313.1)
Market appreciation (depreciation)	(106.4)	(219.5)	(325.9)	(214.4)	(86.6)	(24.9)	(325.9)

As of June 30, 2013	$24,791.5	$21,526.2	$46,317.7	$21,723.4	$23,405.4	$1,188.9	$46,317.7
Average AUM for period	$25,833.2	$21,991.0	$47,824.2	$22,004.7	$24,575.3	$1,244.2	$47,824.2
As of June 30, 2012	$23,550.5	$18,821.0	$42,371.5	$19,450.7	$21,695.9	$1,224.9	$42,371.5
Gross client inflows	507.0	1,306.5	1,813.5	857.7	922.5	33.3	1,813.5
Gross client outflows	(1,084.1)	(1,343.4)	(2,427.5)	(816.5)	(1,551.2)	(59.8)	(2,427.5)
Market appreciation (depreciation)	1,349.9	1,160.6	2,510.5	1,005.9	1,485.7	18.9	2,510.5

As of September 30, 2012	$24,323.3	$19,944.7	$44,268.0	$20,497.8	$22,552.9	$1,217.3	$44,268.0
Average AUM for period	$23,862.7	$19,387.2	$43,249.9	$19,943.0	$22,086.7	$1,220.2	$43,249.9

For the nine-months ended:	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total
As of December 31, 2012	$24,683.6	$20,525.3	$45,208.9	$20,470.7	$23,472.5	$1,265.7	$45,208.9
Gross client inflows	1,939.8	4,564.0	6,503.8	3,383.3	3,017.3	103.2	6,503.8
Gross client outflows	(3,999.5)	(4,369.5)	(8,369.0)	(3,084.1)	(5,064.8)	(220.1)	(8,369.0)
Market appreciation (depreciation)	3,199.7	2,571.5	5,771.2	2,074.2	3,711.7	(14.7)	5,771.2

As of September 30, 2013	$25,823.6	$23,291.3	$49,114.9	$22,844.1	$25,136.7	$1,134.1	$49,114.9
Average AUM for period	$25,684.1	$22,014.3	$47,698.4	$21,921.2	$24,566.9	$1,210.3	$47,698.4
As of December 31, 2011	$22,658.1	$17,542.0	$40,200.1	$18,122.5	$20,812.0	$1,265.6	$40,200.1
Gross client inflows	2,365.4	4,603.1	6,968.5	2,904.6	3,901.8	162.1	6,968.5
Gross client outflows	(3,217.2)	(4,238.0)	(7,455.2)	(2,530.7)	(4,672.2)	(252.3)	(7,455.2)
Market appreciation (depreciation)	2,517.0	2,037.6	4,554.6	2,001.4	2,511.3	41.9	4,554.6

As of September 30, 2012	$24,323.3	$19,944.7	$44,268.0	$20,497.8	$22,552.9	$1,217.3	$44,268.0
Average AUM for period	$23,884.2	$19,106.0	$42,990.2	$19,467.4	$22,283.4	$1,239.4	$42,990.2

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